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                                                                     EXHIBIT 8.1

                    Scottish Power plc: Subsidiary Companies

Aspen 1 Limited
Beaufort Energy Limited
Caledonian Communications Limited
Caledonian Gas Limited
Camjar plc
Cityscape Global Media Limited
Cityscape Internet Services Limited
Cityscape Limited
Clubcall Telephone Services Limited
Clubline Services Limited
Copperteam Limited
Core Utility Solutions Limited
CRE Energy Limited
Demon Internet Limited
Demon Limited
Dispatch Publishing Limited
Emerald Power Generation Limited
Genscot Limited
GBSO Limited
Lancastrian Holdings Limited
Locomotive Software Developments Limited
Locomotive Software Group Limited
Manweb Contracting Services Limited
Manweb Energy Consultants Limited
Manweb Gas Limited
Manweb Generation (Winnington) Limited
Manweb Generation Holdings Limited
Manweb Holdings Limited
Manweb Limited
Manweb Nominees Limited
Manweb Pensions Trustee Limited
Manweb Services Limited
Manweb Share Scheme Trustees Limited
Megafone (UK) Limited
NA General Partnership
PacifiCorp Energy Canada Ltd
Psychic Companions Limited
SaBRe Water Limited
ScotPower Limited
Scotsgrid Limited
Scotspower Limited
Scottish Power Generation Limited
Scottish Power Trustees Limited

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                    Scottish Power plc: Subsidiary Companies

Scottish Power UK plc
Scottish Power UK Holdings Limited
Scottish Utility Services Limited
ScottishPower Energy Retail Limited
ScottishPower Energy Trading (Agency) Limited
ScottishPower Energy Trading Limited
ScottishPower Finance Limited
ScottishPower Group Money Purchase Pension Scheme Limited
ScottishPower Inc.
ScottishPower Insurance Limited
ScottishPower Investments Limited
ScottishPower Leasing Limited
ScottishPower NA 1 Limited
ScottishPower NA2 Limited
ScottishPower Overseas Holdings Limited
ScottishPower Securities Limited
ScottishPower Share Scheme Trustees Limited
ScottishPower Sharesave Trustees Limited
ScottishPower Telecommunications Limited
SMW Limited
SP Dataserve Limited
SP Distribution Limited
SP Gas Limited
SP Manweb plc
SP Power Systems Limited
SP Transmission Limited
Spotlight Trading Limited
SPPT Limited
SSEB Limited
Teledata (Holdings) Limited
Teledata (Outsourcing) Limited
Teledata Scotland Limited
Telephone Information Services plc
Telephone International Media Holdings Limited
Telephone International Media Limited
The CallCentre Service Limited
The Information Service Limited
The IP Systems Operation Limited
TIM Limited
Turnpike 1996 Limited
Turnpike Limited
Watermark Games Limited

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                    Scottish Power plc: Subsidiary Companies

PacifiCorp Holdings Inc.
PacifiCorp
Centralia Mining Company
Energy West Mining Company
Glenrock Coal Company
Interwest Mining Company
Pacific Minerals, Inc.
Bridger Coal Company
PacifiCorp Future Generations
Canopy Botanical, Inc
Canopy Botanical SRL
Rainforest Exquisite Products
PacifiCorp Investment Management, Inc.
PacifiCorp Environmental Remediation Company
Pacific Klamath Energy Inc.
PacifiCorp Power Marketing, Inc.
MAIN Wind I LLC
MAPP Wind I  LLC
Phoenix Wind Power LLC
West Valley Generation LLC
Klamath Energy LLC
Klamath Generation LLC
West Valley Leasing Company LLC
Enstor, Inc.
CityGate LLC
Columbia Gas Storage LLC
Delta Gas Storage LLC
Brentwood Gas Storage LLC
Enstor Louisiana LLC

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                    Scottish Power plc: Subsidiary Companies

PacifiCorp Group Holdings Company
PacifiCorp Financial Services
Birmingham Syn Fuel I, Inc.
CS Holdings, Inc.
Koala FSC, Ltd
Leblon Sales Corporation
Pacific Development (Property), Inc.
Pacific Harbor Capital, Inc.
PFI International, Inc.
PHC Properties Corporation
PCC Holdings, Inc.
Hillsborough Leasing Services, Inc.
PacifiCorp Capital, Inc.
PNF Holdings, Inc.
VCI Acquisition Co.
PacifiCorp International Group Holdings Company
PacifiCorp Hazelwood Pty. Ltd.
Hazelwood Australia, Inc.
Hazelwood Ventures, Inc.
Hazelwood Finance LP
PacifiCorp Philippines Development Corporation
PacifiCorp UK Development Corporation
New Energy Holdings I, Inc.
EnergyWorks Holdings I
New IndiaPower Company One
EnergyWorks India Company
New IndoPower Investment Company
New IndiaPower Company Two
EnergyWorks India Company
PACE Group, Inc.
Pacific Kingston Energy, Inc.
PacifiCorp Development Company
PacifiCorp Generation International, BV
PacifiCorp Bakun Energy BV
PacifiCorp Energy, Inc.
PacifiCorp Energy Services, Inc.
PacifiCorp Energy Ventures, Inc.
Nth Power Management, LP
PacifiCorp Trans, Inc.